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Exhibit 3.5

ARTICLES OF AMENDMENT
of
ARTICLES OF INCORPORATION
of
GANDER MOUNTAIN COMPANY

        The undersigned, Dennis M. Lindahl, Executive Vice President and Chief Financial Officer of Gander Mountain Company, a Minnesota corporation (the "Company"), hereby certifies that:

          1.     The name of the Company is Gander Mountain Company.

          2.     Article III, Section A.1.1. of the Company's Articles of Incorporation has been deleted in its entirety and replaced with the following:

            "A. AUTHORIZED CAPITAL STOCK.

            1.1    General.

            The total number of shares of all classes of stock that the Corporation shall have authority to issue is 35,784,725, consisting solely of:

            50,000 shares of Class A Nonvoting Convertible Preferred Stock, $.01 par value per share (the "Class A Nonvoting Convertible Preferred Stock");

            34,725 shares of Class B Voting Convertible Preferred Stock, $.01 par value per share (the "Class B Voting Convertible Preferred Stock");

            117,607 shares of Class C Nonvoting Convertible Preferred Stock, $.01 par value per share (the "Class C Nonvoting Convertible Preferred Stock");

            32,000,000 shares of Class A Voting Common Stock, $.01 par value per share (the "Class A Voting Common Stock");

            3,200,000 shares of Class B Nonvoting Common Stock, $.01 par value per share (the "Class B Nonvoting Common Stock"); and

            382,393 preferred shares, par value $.01 per share, undesignated as to series or class (the "Undesignated Preferred Stock").

      The shares of Class A Nonvoting Convertible Preferred Stock, Class B Voting Convertible Preferred Stock and Class C Nonvoting Convertible Preferred Stock are referred to herein collectively as "Preferred Stock"; except as otherwise provided in Section D.1.3.11 below of this Article III, the Class A Voting Common Stock and Class B Nonvoting Common Stock are referred to herein collectively as the "Common Stock"; and the Preferred Stock, the Undesignated Preferred Stock and the Common Stock are referred to herein collectively as the "capital stock"."

          3.     The foregoing amendment has been adopted pursuant to Chapter 302A of the Minnesota Statutes.

        IN WITNESS WHEREOF, I have subscribed my name this 18th day of March, 2004.

/s/ DENNIS M. LINDAHL Dennis M. Lindahl Executive Vice President and Chief Financial Officer

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  Exhibit 3.5
ARTICLES OF AMENDMENT of ARTICLES OF INCORPORATION of GANDER MOUNTAIN COMPANY